As filed with the United States Securities and Exchange Commission on August 6, 2013

Registration No. 333-177680

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

Registration Statement

Under

the Securities Act of 1933

Names of Co-Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
M.D.C. HOLDINGS, INC.	Delaware	84-0622967
M.D.C. LAND CORPORATION	Colorado	84-0831548
RAH OF FLORIDA, INC.	Colorado	84-1590389
RAH OF TEXAS, LP	Colorado	81-0545696
RAH TEXAS HOLDINGS, LLC	Colorado	35-2175328
RICHMOND AMERICAN CONSTRUCTION, INC.	Delaware	86-0540418
RICHMOND AMERICAN HOMES OF ARIZONA, INC.	Delaware	86-0277026
RICHMOND AMERICAN HOMES OF COLORADO, INC.	Delaware	84-1256155
RICHMOND AMERICAN HOMES OF DELAWARE, INC.	Colorado	02-0701599
RICHMOND AMERICAN HOMES OF FLORIDA, LP	Colorado	02-0701603
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.	Colorado	02-0701597
RICHMOND AMERICAN HOMES OF MARYLAND, INC.	Maryland	52-0814857
RICHMOND AMERICAN HOMES OF NEVADA, INC.	Colorado	88-0227698
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.	Colorado	02-0701583
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.	Colorado	02-0701595
RICHMOND AMERICAN HOMES OF TEXAS, INC.	Colorado	75-2115660
RICHMOND AMERICAN HOMES OF UTAH, INC.	Colorado	02-0574838
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.	Virginia	54-0570445
RICHMOND AMERICAN HOMES OF WASHINGTON, INC.	Colorado	02-0701585
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.	Colorado	54-2019401
RICHMOND AMERICAN HOMES THREE, INC.	Colorado	02-0701586
RICHMOND AMERICAN HOMES FOUR, INC.	Colorado	02-0701587
RICHMOND AMERICAN HOMES FIVE, INC.	Colorado	02-0701590
RICHMOND AMERICAN HOMES SIX, INC.	Colorado	02-0701591
RICHMOND AMERICAN HOMES SEVEN, INC.	Colorado	02-0701593

4350 S. Monaco Street, Suite 500

Denver, Colorado 80237

(303) 773-1100

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Joseph H. Fretz, Esq.

Secretary and Corporate Counsel

4350 S. Monaco Street, Suite 500

Denver, CO 80237

(303) 773-1100

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Garth B. Jensen, Esq.

Bryan Cave LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-177680) (the “Registration Statement”) filed with the Securities and Exchange Commission on November 3, 2011, by M.D.C. Holdings, Inc. and the co-registrants named therein (the “Registrants”), relating to the registration of $1,000,000,000 of common stock, preferred stock and debt securities as may from time to time be sold at indeterminate prices.

In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, an aggregate of $650,000,000 of securities previously registered under the Registration Statement that remain unsold are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 6th day of August, 2013.

M.D.C. Holdings, Inc.

M.D.C. Land Corporation

RAH of Florida, Inc.

RAH of Texas, LP

RAH Texas Holdings, LLC

Richmond American Construction, Inc.

Richmond American Homes of Arizona, Inc.

Richmond American Homes of Colorado, Inc.

Richmond American Homes of Delaware, Inc.

Richmond American Homes of Florida, LP

Richmond American Homes of Illinois, Inc.

Richmond American Homes of Maryland, Inc.

Richmond American Homes of Nevada, Inc.

Richmond American Homes of New Jersey, Inc.

Richmond American Homes of Pennsylvania, Inc.

Richmond American Homes of Texas, Inc.

Richmond American Homes of Utah, Inc.

Richmond American Homes of Virginia, Inc.

Richmond American Homes of Washington, Inc.

Richmond American Homes of West Virginia, Inc.

Richmond American Homes Three, Inc.

Richmond American Homes Four, Inc.

Richmond American Homes Five, Inc.

Richmond American Homes Six, Inc.

Richmond American Homes Seven, Inc.

By:	/s/ John M. Stephens
John M. Stephens Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

M.D.C. HOLDINGS, INC. OFFICERS AND DIRECTORS

Principal Executive Officer:

*
Larry A. Mizel, Chairman of the Board of Directors and Chief Executive Officer

Chief Operating Officer:

*
David D. Mandarich, Director, President and Chief Operating Officer

Principal Financial and Accounting Officer:

/s/ John M. Stephens
John M. Stephens, Senior Vice President, Chief Financial Officer and Principal Accounting Officer

Other Directors:

*
Raymond T. Baker

*
Michael A. Berman

*
David E. Blackford

*
Herbert T. Buchwald

*
Paris G. Reece III

*
David Siegel

CO-REGISTRANT OFFICERS AND DIRECTORS

RAH of Florida, Inc.

Richmond American Construction, Inc.

Richmond American Homes of Arizona, Inc.

Richmond American Homes of Colorado, Inc.

Richmond American Homes of Maryland, Inc.

Richmond American Homes of Nevada, Inc.

Richmond American Homes of Pennsylvania, Inc.

Richmond American Homes of Utah, Inc.

Richmond American Homes of Virginia, Inc.

Richmond American Homes of Washington, Inc.

Richmond American Homes of West Virginia, Inc.

Principal Executive, Financial and Accounting Officer:

/s/ John M. Stephens
John M. Stephens, Senior Vice President, Director

M.D.C. Land Corporation

Richmond American Homes of Delaware, Inc.

Richmond American Homes of Illinois, Inc.

Richmond American Homes of New Jersey, Inc.

Richmond American Homes of Texas, Inc.

Richmond American Homes Three, Inc.

Richmond American Homes Four, Inc.

Richmond American Homes Five, Inc.

Richmond American Homes Six, Inc.

Richmond American Homes Seven, Inc.

Principal Executive, Financial and Accounting Officer:

/s/ John M. Stephens
John M. Stephens, President, Director

RAH of Texas, LP By: RICHMOND AMERICAN HOMES OF TEXAS, INC., its General Partner

Principal Executive, Financial and Accounting Officer:

/s/ John M. Stephens
John M. Stephens, President, Director

RAH Texas Holdings, LLC

Principal Executive, Financial and Accounting Officer:

/s/ John M. Stephens
John M. Stephens, President and Sole Manager

Richmond American Homes of Florida, LP By: RAH OF FLORIDA, INC. its General Partner

Principal Executive, Financial and Accounting Officer:

/s/ John M. Stephens
John M. Stephens, Senior Vice President, Director

*By:	/s/ John M. Stephens
John M. Stephens Attorney-in-fact